SCHEDULE 14A

                            (RULE 14A-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (Amendment No.  )

      Filed by the registrant |_|
      Filed by a party other than the registrant |X|

      Check the appropriate box:
      |_|   Preliminary proxy statement   |_|   Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
      |_|   Definitive proxy statement
      |X|   Definitive additional materials
      |_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

            First Union Real Estate Equity and Mortgage Investments
            -------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                             Gotham Partners, L.P.
            -------------------------------------------------------
                    (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

      |X|   No fee required.
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
            and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      |_|   Fee paid previously with preliminary materials.
      |_|   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, schedule or registration statement no.:

      (3)   Filing party:

      (4)   Date filed:


For Immediate Release
---------------------

Contacts:    Bill Ackman       or    George Sard/David Reno
             David Berkowitz         Sard Verbinnen & Co
             Gotham Partners         (212) 687-8080
             (212) 286-0300


         OHIO COURT ORDERS FIRST UNION NOT TO INCREASE COMPENSATION AND BENEFITS OR SELL ASSETS BEFORE SHAREHOLDER VOTE ON DIRECTORS

          REQUIRES CANCELED SHAREHOLDER MEETING BE HELD ON MAY 19
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     NEW YORK, April 1, 1998 - Gotham Partners, L.P. today announced that pursuant to an agreement between Gotham and First Union Real Estate Investments (NYSE:FUR), the Court of Common Pleas, Cuyahoga County, Ohio, has ordered First Union not to provide any new employment benefits or compensation outside the ordinary course of business and has prohibited First Union from any transfer of assets not for fair value prior to the election and seating of directors. Under the order, First Union is required to distribute Gotham's proxy materials in compliance with Federal proxy rules, which First Union had previously refused to do. Gotham is one of First Union's largest shareholders.

     In addition, the Court ordered First Union to hold a special meeting of shareholders on May 19, 1998 in lieu of the 1998 annual meeting. The record date for the meeting will be April 28. First Union's annual meeting of shareholders was scheduled for April 14, but was canceled by First Union last week when the same Ohio Court ruled against First Union and in favor of allowing Gotham's proposal to proceed. Among other items, Gotham has proposed an alternative slate of directors.

     In last week's decision, Judge Timothy J. McGinty stated, "First Union's management's efforts to disenfranchise Gotham do not appear to be designed to protect First Union's REIT status but rather management."

     Gotham is soliciting proxies to replace the entire class of three First Union Trustees up for election at this year's annual meeting, which includes First Union chairman and chief executive officer James C. Mastandrea, with Gotham nominees William A. Ackman and David P. Berkowitz, both principals of Gotham Partners, and James A. Williams, chairman of Michigan National Bank. Gotham is also proposing to increase the size of the First Union Board of Trustees from nine members to 15 members and to fill the six new seats with Gotham nominees. If all of the Gotham proposals are approved by First Union shareholders and its nominees elected, the Gotham nominees would hold nine of the 15 seats on the First Union Board.

     If elected, the Gotham nominees intend to propose changes in the senior management of First Union and explore other alternatives to maximize shareholder value.

     Gotham Partners is a private New York investment partnership. First Union is a stapled-stock real estate investment trust (REIT).

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